UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2002

Loudeye Corp.

(Exact name of Registrant as specified in its charter)

Delaware	0-29583	91-1908833

(State or other jurisdiction incorporation or of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1130 Rainier Avenue South Seattle, Washington 98144

(Address of principal executive offices) (Zip code)

(206) 832-4000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS
ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 2.4
EXHIBIT 2.5
EXHIBIT 2.6

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          On November 19, 2002, Loudeye Corp., a Delaware corporation (the "Company"), TenTV Acquisition Corp., a Delaware corporation wholly owned by the Company, and TT Holding Corp., a Delaware corporation ("TenTV") entered into an Agreement and Plan of Reorganization (the "Merger Agreement"). Pursuant to the Merger Agreement, TenTV Acquisition Corp. was merged into TenTV and the former stockholders of TenTV received 7,892,741 newly issued unregistered shares of the Company's common stock and Unsecured Promissory Notes With Equity Redemption Option (the "Notes") in the aggregate original principal amount of $1,062,329.06. The Notes provide that, at the option of the Company, the Notes may be satisfied with shares of the common stock of the Company.

          The description of the Merger Agreement and the transaction contemplated by it described above is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement, the Registration Rights Agreement by and among Loudeye Corp. and the former stockholders of TenTV, dated November 19, 2002, and the Notes, which are attached as Exhibits 2.4, 2.5 and 2.6, respectively, to this report and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Not Applicable.

          (b)  Not Applicable.

          (c)  Exhibits.
2.4	Agreement and Plan of Reorganization, dated November 19, 2002, by and among Loudeye Corp., TenTV Acquisition Corp., and TT Holding Corp.

2.5	Form of Registration Rights Agreement by and among Loudeye Corp. and the former stockholders of TenTV, dated November 19, 2002.

2.6	Form of Unsecured Promissory Note with Equity Redemption Option by and among Loudeye Corp. and the former stockholders of TenTV, dated November 19, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

Dated: December 2, 2002	By:	/s/ John T. Baker, IV John T. Baker, IV Chairman and Director, Chief Executive Officer

INDEX TO EXHIBITS

2.4	Agreement and Plan of Reorganization, dated November 19, 2002, by and among Loudeye Corp., TenTV Acquisition Corp., and TT Holding Corp.

2.5	Form of Registration Rights Agreement by and among Loudeye Corp. and the former stockholders of TenTV, dated November 19, 2002.

2.6	Form of Unsecured Promissory Note with Equity Redemption Option by and among Loudeye Corp. and the former stockholders of TenTV, dated November 19, 2002.